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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-145206 on Form S-3 and Registration Statement Nos. 333-30847, 333-57952, 333-101233, 333-107111, 333-119042 and 333-145218 on Form S-8, of our reports dated March 4, 2009, relating to the financial statements and financial statement schedule of Epiq Systems, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board ("FASB") Interpretation No. 48, Accounting for the Uncertainty in Income Taxes in 2007 and FASB Statement No. 123(R), Share-Based Payment in 2006), and the effectiveness of Epiq Systems, Inc. and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of Epiq Systems, Inc. and subsidiaries for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri
March 4, 2009

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  Exhibit 23.1